Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-174818) on Form S-1 of SofTech, Inc. of our report dated October 7, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption and "Experts" in such Prospectus.

/s/ McGladrey LLP

Boston, Massachusetts

November 5, 2014